Ballantyne Strong Reports First Quarter 2019 Operating Results

Omaha, NE – May 14, 2019 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company”), a holding company with diverse business activities focused on serving the cinema, retail, financial, advertising and government markets, today announced financial results for the period ended March 31, 2019. The Company conducts its operations through three operating segments: Strong Cinema, Convergent and Strong Outdoor.

First Quarter 2019 Highlights

●	Total revenue decreased 9.6% to $14.3 million for the first quarter of 2019 as revenue growth at Convergent and Strong Outdoor were offset by lower revenue generated by Strong Cinema as our production facility was closed for several weeks in the quarter due to weather-related damage. The facility resumed production and shipping in March, and we are rebuilding the damaged section of the facility which was fully covered by insurance.

●	Gross profit decreased 7.2% to $2.6 million for the first quarter of 2019 as favorable contributions from Convergent, where revenue growth was accompanied by an increase in gross profit margins from 14.5% to 28.3%, were offset by the flow through of decreased revenue at Strong Cinema from the temporary plant closure. The favorable trend at Convergent is due to the combination of growth in high margin recurring revenue and cost reduction initiatives.

●	Operating loss improved by $0.5 million for first quarter of 2019 to $2.6 million as improved operating performance at Convergent and reductions in administrative expenses were partially offset by increased investment in start-up operating expenses at Strong Outdoor and by the lower contribution from Strong Cinema.

●	Net loss was $4.2 million ($0.29 per share) for the first quarter of 2019 as compared to $3.8 million ($0.26 per share) in the prior year as improved operating performance was offset by non-cash fair value adjustments and equity method investment losses.

●	Adjusted EBITDA, a non-GAAP measure, improved to negative $1.6 million for the first quarter of 2019 from negative $2.1 million in the prior year due to operating improvements at Convergent and reduced administrative expenses.

Kyle Cerminara, Chairman and CEO commented, “We continued to see strong performance from our Convergent business, which has turned around significantly over the past few quarters. Strong Cinema was impacted by weather damage to our facility in Quebec, and we stopped shipping for several weeks during the first quarter. The facility resumed operations in March, and we are fully insured for property and casualty and business interruption. We expect insurance recoveries to be approximately $5 million CDN, which will positively impact future quarters as those claims are finalized.

“The Convergent team has done a tremendous job accelerating high margin recurring revenue growth while also significantly lowering their operating costs. Strong Outdoor is building out its sales leadership team and we expect to see growth accelerating in the second half of 2019.”

Conference Call

The Company will host a conference call on Tuesday, May 14, 2019 at 4:30 pm Eastern Time. Investors and analysts are invited to access the conference call by dialing 877-407-3982 (domestic) or 201-493-6780 (international) and providing the operator with conference ID number: 13690794. A replay will be available approximately two hours after the conclusion of the conference call until Friday, June 14, 2019 by dialing 844-512-2921 in the U.S. and Canada and 412-317-6671 internationally and entering the conference ID number: 13690794.

Use of Non-GAAP Measures

Ballantyne Strong, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) to exclude taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes share-based compensation, impairment charges, equity method income, fair value adjustments, severance and transactional expenses and other non-cash charges.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA is included in the accompanying financial schedules.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are (i) they do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, our working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

We believe EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and Adjusted EBITDA because (i) we believe these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use EBITDA and Adjusted EBITDA internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or about May 15, 2019, available online at www.sec.gov.

About Ballantyne Strong, Inc. (www.ballantynestrong.com) Ballantyne Strong and its subsidiaries engage in diverse business activities including the design, integration and installation of technology solutions for a broad range of applications; development and delivery of out-of-home messaging, advertising and communications; manufacturing of projection screens; and providing of managed services including monitoring of networked equipment. The Company focuses on serving the cinema, retail, financial, advertising and government markets.

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2018 and the following risks and uncertainties: the Company’s ability to expand its revenue streams, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s ability to successfully execute its capital allocation strategy, the Company’s ability to maintain its brand and reputation and retain or replace its significant customers, the impact of a challenging global economic environment or a downturn in the markets, economic and political risks of selling products in foreign countries, risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate new executives, the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms or at all, the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events, the adequacy of insurance and the impact of having a controlling stockholder. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

CONTACT
Ballantyne Strong, Inc.
Mark Roberson
Chief Financial Officer

Mark.Roberson@btn-inc.com

704-994-8295

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par values)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,989	$6,698
Restricted cash	350	350
Accounts receivable (net of allowance for doubtful accounts of $1,624 and $1,832, respectively)	12,394	13,841
Inventories, net	3,615	3,490
Recoverable income taxes	735	281
Other current assets	1,876	1,663
Total current assets	23,959	26,323
Property, plant and equipment (net of accumulated depreciation of $8,687 and $9,046, respectively)	10,298	14,483
Operating lease right-of-use assets	9,588	-
Finance lease right-of-use assets	839	692
Equity method investments	10,450	11,167
Intangible assets, net	1,748	1,795
Goodwill	894	875
Notes receivable	3,455	3,965
Other assets	326	337
Total assets	$61,557	$59,637
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,092	$4,724
Accrued expenses	2,709	2,782
Short-term debt	3,340	3,152
Current portion of long-term debt	923	1,094
Current portion of operating lease obligations	1,833	-
Current portion of finance lease obligations	181	160
Deferred revenue and customer deposits	2,323	2,310
Total current liabilities	15,401	14,222
Long-term debt, net of current portion and debt issuance costs	3,645	10,053
Operating lease obligations, net of current portion	8,042	-
Finance lease obligations, net of current portion	590	427
Deferred revenue and customer deposits, net of current portion	1,171	1,167
Deferred income taxes	2,577	2,516
Other accrued expenses, net of current portion	87	254
Total liabilities	31,513	28,639
Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 1,000 shares, none outstanding	-	-
Common stock, par value $.01 per share; authorized 25,000 shares; issued 17,313 and 17,237 shares at March 31, 2019 and December 31, 2018, respectively; outstanding 14,519 and 14,443 shares at March 31, 2019 and December 31, 2018, respectively	169	169
Additional paid-in capital	41,717	41,474
Accumulated other comprehensive income (loss):
Foreign currency translation	(5,051)	(5,308)
Postretirement benefit obligations	127	125
Unrealized loss on available-for-sale securities of equity method investment	(286)	(195)
Retained earnings	11,954	13,319
	48,630	49,584
Less 2,794 of common shares in treasury, at cost	(18,586)	(18,586)
Total stockholders’ equity	30,044	30,998
Total liabilities and stockholders’ equity	$61,557	$59,637

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net product sales	$5,579	$8,639
Net service revenues	8,727	7,189
Total net revenues	14,306	15,828
Cost of products sold	3,523	5,812
Cost of services	8,138	7,166
Total cost of revenues	11,661	12,978
Gross profit	2,645	2,850
Selling and administrative expenses:
Selling	1,228	1,225
Administrative	3,929	4,709
Total selling and administrative expenses	5,157	5,934
Loss on disposal of assets	(64)	-
Loss from operations	(2,576)	(3,084)
Other income (expense):
Interest expense	(119)	(45)
Fair value adjustment to notes receivable	(510)	(42)
Foreign currency transaction (loss) gain	(143)	104
Other income (expense), net	36	(10)
Total other (expense) income	(736)	7
Loss before income taxes and equity method investment loss	(3,312)	(3,077)
Income tax expense	141	698
Equity method investment loss	(697)	(10)
Net loss	$(4,150)	$(3,785)
Basic loss per share	$(0.29)	$(0.26)
Diluted loss per share	$(0.29)	$(0.26)

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(4,150)	$(3,785)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts, net of recoveries	(310)	103
Provision for obsolete inventory	53	44
Provision for warranty	67	79
Depreciation and amortization	795	524
Amortization and accretion of operating leases	579	-
Fair value adjustment to notes receivable	510	42
Equity method investment loss	697	10
Recognition of contract acquisition costs	-	57
Loss on disposal of assets	64	-
Deferred income taxes	50	87
Stock-based compensation expense	243	255
Changes in operating assets and liabilities:
Accounts receivable	1,819	(178)
Inventories	(145)	537
Other current assets	2	5
Accounts payable	(592)	256
Accrued expenses	(13)	429
Operating lease obligations	(590)	-
Deferred revenue and customer deposits	11	704
Current income taxes	(444)	36
Other assets	(71)	(796)
Net cash used in operating activities	(1,425)	(1,591)

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	86	-
Dividends received from investee in excess of cumulative earnings	-	23
Capital expenditures	(257)	(356)
Net cash used in investing activities	(171)	(333)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	237	-
Principal payments on short-term debt	(79)	-
Principal payments on long-term debt	(245)	(16)
Payments on capital lease obligations	(49)	(53)
Net cash used in financing activities	(136)	(69)
Effect of exchange rate changes on cash and cash equivalents	23	471
Net decrease in cash and cash equivalents and restricted cash	(1,709)	(1,522)
Cash and cash equivalents and restricted cash at beginning of period	7,048	4,870
Cash and cash equivalents and restricted cash at end of period	$5,339	$3,348
Components of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$4,989	$3,348
Restricted cash	350	-
Total cash and cash equivalents and restricted cash	$5,339	$3,348

Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Quarters Ended March 31,
	2019	2018
Strong Cinema
Revenue	$7,853	$11,450
Gross profit	2,415	3,385
Operating income	1,159	2,325
Adjusted EBITDA	$1,343	$2,692

Convergent
Revenue	$5,538	$4,607
Gross profit	1,569	666
Operating income (loss)	752	(1,025)
Adjusted EBITDA	$1,163	$(776)

Strong Outdoor
Revenue	$1,093	$62
Gross loss	(1,416)	(1,265)
Operating loss	(2,012)	(1,497)
Adjusted EBITDA	$(1,911)	$(1,452)

Corporate and Other
Revenue	$(178)	$(291)
Gross profit	77	64
Operating loss	(2,475)	(2,887)
Adjusted EBITDA	$(2,176)	$(2,571)

Consolidated
Revenue	$14,306	$15,828
Gross profit	2,645	2,850
Operating loss	(2,576)	(3,084)
Adjusted EBITDA	$(1,581)	$(2,107)

Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended March 31,
	2019					2018
	Strong Cinema	Convergent	Strong Outdoor	Corporate and Other	Consolidated	Strong Cinema	Convergent	Strong Outdoor	Corporate and Other	Consolidated
Net income (loss)	$(348)	579	$(2,034)	(2,347)	$(4,150)	$1,862	(1,125)	$(1,497)	(3,025)	$(3,785)
Interest expense, net	35	92	23	(31)	119	14	9	-	22	45
Income tax expense	23	68	-	50	141	653	45	-	-	698
Depreciation and amortization	219	423	100	53	795	224	295	45	45	609
EBITDA	(71)	1,162	(1,911)	(2,275)	(3,095)	2,753	(776)	(1,452)	(2,958)	(2,433)
Stock-based compensation expense	-	-	-	243	243	-	-	-	255	255
Fair value adjustment to notes receivable	510	-	-	-	510	42	-	-	-	42
Equity method investment loss (income)	841	-	-	(144)	697	(103)	-	-	113	10
Loss on disposal of assets	63	1	-	-	64	-	-	-	-	-
Severance and other	-	-	-	-	-	-	-	-	19	19
Adjusted EBITDA	$1,343	$1,163	$(1,911)	$(2,176)	$(1,581)	$2,692	$(776)	$(1,452)	$(2,571)	$(2,107)